Exhibit 99.1

First Industrial Realty Trust, Inc.

311 South Wacker Drive

Suite 3900

Chicago, IL 60606

312/344-4300

FAX: 312/922-9851

MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

SECOND QUARTER 2012 RESULTS

•	Signed a Long-Term Lease Agreement for 692,000 Square-Foot First Inland Logistics Center Development in 3Q12

•	Developing Two Distribution Centers in Southern California and One in Central Pennsylvania on Sites Acquired in 2Q12; Estimated Total Investment of $108 Million

•	Occupancy of 87.9%, Up 180 Basis Points from 2Q11

•	Same Store NOI Grew 5.3%, Primarily Driven by Year-Over-Year Leasing Gains

•	Received Commitment for New 10-Year Secured Financing Totaling Approximately $100.6 Million at 4.03%

•	Reached Preliminary Settlement Related to IRS Audit of 2009 Taxable REIT Subsidiary Liquidation

•	Retired $86.9 Million of Senior Notes Through April Tender Offer

CHICAGO, July 25, 2012 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading owner and operator of industrial real estate and provider of supply chain solutions, today announced results for the second quarter of 2012. Diluted net (loss) available to common stockholders per share (EPS) was ($0.16) in the second quarter, compared to ($0.06) a year ago.

First Industrial’s second quarter FFO was $0.15 per share/unit on a diluted basis compared to $0.24 per share/unit a year ago. Second quarter results reflect a $0.07 per share loss on retirement of debt related to the tender offer completed in April. Results also reflect a one-time charge of $0.06 per share related to a preliminary agreement with the IRS related to the audit of the Company’s 2009 taxable REIT subsidiary liquidation.

“Our team continued to drive cash flow and value through leasing, including the signing of a long-term lease agreement for our recently completed 692,000 square-foot First Inland Logistics Center in the Inland Empire,” said Bruce W. Duncan, First Industrial’s president and CEO. “In the third quarter, we launched the development of two new distribution facilities in Southern California and one in Central Pennsylvania. By executing on these investments and continuing to lease up our properties, we will further demonstrate the strength of our platform and continue to upgrade our portfolio.”

< more >

Lease Signed for First Inland Logistics Center Development

In the third quarter, the Company signed a 15-year lease agreement for First Inland Logistics Center, the recently completed 692,000 square-foot distribution center in Southern California, with a leading specialty retailer. The lease is expected to commence by year-end 2012.

Portfolio Performance for On Balance Sheet Properties – Second Quarter 2012

•	In-service occupancy was 87.9% at the end of the quarter, compared to 87.4% at the end of the first quarter 2012, and 86.1% at the end of the second quarter of 2011.

•	Retained tenants in 71% of square footage up for renewal.

•

Excluding lease termination fees, same property cash basis net operating income (NOI) increased 5.3%, primarily reflecting increased occupancy, rental rate escalations on in-place leases, as well as higher restoration fees and other one-time items. Including lease termination fees, same property NOI increased 5.9%.

•	Rental rates decreased 3.2% on a cash basis; leasing costs were $2.23 per square foot.

Investment Activity

In the second quarter, the Company acquired three new land sites on which it has commenced development in the third quarter. In total, the Company will develop approximately 1.5 million square feet of new distribution space with an estimated total investment of $108 million and combined estimated yield of 7.2%, based on the projected first year stabilized NOI over the GAAP investment basis. The projects are:

•	First Bandini Logistics Center in LA County, CA, 489,000 square feet, estimated investment of $54 million.

•	First Chino Logistics Center, Chino, CA in the West Inland Empire, 300,300 square feet, estimated investment of $20 million.

•	First Logistics Center @ I-83, York, PA, 708,000 square feet, estimated investment of $34 million.

In the second quarter, the Company also commenced a 156,000 square-foot expansion to a 425,000 square-foot distribution center in Minneapolis as part of a long-term lease extension agreement. The estimated investment for this expansion is $7.7 million.

“These new development projects will expand our investment holdings in target markets and contribute to our portfolio’s cash flow growth,” said Johannson Yap, chief investment officer.

Capital Market Activities and Financial Position

In the second quarter, the Company:

•	Retired $86.9 million of senior notes at an average yield to maturity of 7.08% through its April tender offer comprised of:

•	$22.4 million of the 7.75% Senior Notes due 2032

•	$55.5 million of the 7.60% Notes due 2028

•	$9.0 million of the 6.42% Senior Notes due 2014

< more >

In the third quarter to date, the Company:

•

Obtained a commitment for a secured financing transaction from a life insurance company for approximately $100.6 million at an interest rate of 4.03%, with a maturity of ten years. The secured financing transaction remains subject to lender due diligence and documentation, and there can be no assurance that it will close or generate the expected proceeds.

“We have the opportunity to prepay a total of approximately $63 million of secured debt in 2012 and 2013 with average interest rates of approximately 7.5%,” said Scott Musil, chief financial officer. “Through this new secured financing commitment, we will obtain long-term financing at an attractive rate to help us continue to reduce our cost of capital and provide funding for growth.”

Divestment Activities

In the second quarter, the Company:

•	Completed the sale of four industrial properties totaling approximately 127,000 square feet for a total of $3.8 million.

In the third quarter of 2012 to date, the Company:

•	Completed the sale of one industrial property totaling approximately 66,000 square feet for a total of $3.4 million.

Preliminary Agreement for 2009 Tax Liquidation of Taxable REIT Subsidiary

The Company reached a preliminary written agreement with the regional office of the IRS relating to the audit of the tax liquidation of its former taxable REIT subsidiary in 2009. The total agreed-upon adjustment to taxable income was $13.7 million, which equates to approximately $4.8 million of taxes owed. The Company must also pay accrued interest which approximates $0.5 million as of June 30th. As noted above, the Company recorded a charge related to this matter in the second quarter totaling $5.3 million, or $0.06 per share.

The settlement amount is subject to final review and approval by the Joint Committee on Taxation. There can be no assurance that the settlement amount will be approved at the level we currently anticipate, nor can we provide an estimate of the timing of the final approval.

Common Dividend Policy

First Industrial’s dividend policy is determined by our board of directors and is dependent on multiple factors, including cash flow and capital expenditure requirements, as well as ensuring we meet the minimum distribution requirements set forth in the Code.

Outlook for 2012

Mr. Duncan stated, “Although forecasts for economic growth have been tempered, we continue to see leasing activity in our portfolio. Decision-making by tenants remains deliberate, as it has been since the Great Recession. Despite the macro uncertainty, our focus is on leasing, new investments, and targeted dispositions to enhance shareholder value.”

< more >

	Low End of	High End of
	Guidance for 2012	Guidance for 2012
	(Per share/unit)	(Per share/unit)
Net (Loss) Available to Common Stockholders	(0.40)	(0.30)
Add: Real Estate Depreciation/Amortization	1.34	1.34
Less: Gain from Sale of Depreciated Properties and Gain on Change of Control of Interests YTD through 2Q12	(0.09)	(0.09)
Add: Impairment of Depreciated Real Estate through 2Q12	0.01	0.01

FFO (NAREIT Definition)	$0.86	$0.96

FFO Excluding Loss from Early Retirement of Debt and Charge Related to Preliminary IRS Tax Settlement	$0.98	$1.08

The following assumptions were used:

•	Average in-service occupancy of 87.5% to 89.0%.

•

Average same-store NOI of positive 3.5% to 5.0% for the full year, an increase of 1.0% at the bottom end of the range and 0.5% at the top end of the range, reflecting the benefit of second quarter results.

•	JV FFO of approximately $1.0 million, an increase of $0.2 million related to a lease commission.

•	Capitalized interest of approximately $1.5 million to $2.0 million for the remainder of 2012 related to the Company’s new development projects.

•

General and administrative expense of approximately $22.0 million to $23.0 million, an increase of $0.5 million at both ends of the range reflecting the professional fees related to the tax settlement.

•

Guidance for 2012 includes the impact of the $100.6 million secured financing commitment we anticipate closing in 3Q12, the $13 million of mortgage debt we plan to pay off in 4Q12, and the development and expansion investments discussed above. Guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any future property sales or investments,

•	any future impairment gains or losses,

•	any NAREIT compliant gains, or

•	issuance of additional equity, which the Company may elect to do, depending on market conditions.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economies of North America, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

< more >

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading owner and operator of industrial real estate and provider of supply chain solutions to multinational corporations and regional customers. Across major markets in North America, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. We have a track record of industry leading customer service, and in total, we own, manage and have under development approximately 70.1 million square feet of industrial space as of June 30, 2012. For more information, please visit us at www.firstindustrial.com. We post or otherwise make available on this website from time to time information that may be of interest to investors.

Forward-Looking Information

This press release and the presentation to which it refers may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “should” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities (including the Internal Revenue Service); our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) to us and to our potential counterparties; the availability and attractiveness of terms of additional debt repurchases; interest rates; our credit agency ratings; our ability to comply with applicable financial covenants; competition; changes in supply and demand for industrial properties (including land, the supply and demand for which is inherently more volatile than other types of industrial property) in the Company’s current and proposed market areas; difficulties in consummating acquisitions and dispositions; risks related to our investments in properties through joint ventures; environmental liabilities; slippages in development or lease-up schedules; tenant creditworthiness; higher-than-expected costs; changes in asset valuations and related impairment charges; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; international business risks; and those additional factors described under the heading “Risk Factors” and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2011 and in the Company’s subsequent ’34 Act reports. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission.

A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call on Thursday, July 26, 2012 at 11:00 a.m. EDT (10:00 a.m. CDT). The conference call may be accessed by dialing (866) 542-2938 and entering reservation code 10314314. The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

< more >

The Company’s second quarter supplemental information can be viewed on First Industrial’s website, www.firstindustrial.com, under the “Investor Relations” tab.

Contact:	Art Harmon
Senior Director, Investor Relations and Corporate Communications
312-344-4320

< more >

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Statement of Operations and Other Data:
Total Revenues	$83,820	$80,405	$166,313	$161,653

Property Expenses	(27,116)	(26,875)	(54,710)	(56,154)
General & Administrative	(5,954)	(4,768)	(11,571)	(10,037)
Restructuring Costs	—	(393)	—	(1,553)
Impairment of Real Estate	—	5,335	165	7,880
Depreciation of Corporate F,F&E	(278)	(352)	(578)	(757)
Depreciation and Amortization of Real Estate	(29,970)	(27,930)	(62,431)	(54,812)

Total Expenses	(63,318)	(54,983)	(129,125)	(115,433)

Interest Income	678	887	1,605	1,867
Interest Expense	(21,172)	(25,746)	(43,865)	(52,485)
Amortization of Deferred Financing Costs	(850)	(1,077)	(1,725)	(2,162)
Mark-to-Market Loss on Interest Rate Protection Agreements	(429)	(232)	(305)	(188)
Loss from Retirement of Debt	(6,223)	(3,233)	(6,222)	(4,259)

Loss from Continuing Operations Before Equity in Income of Joint Ventures, Gain on Change in Control of Interests and Income Tax Provision	(7,494)	(3,979)	(13,324)	(11,007)

Equity in Income of Joint Ventures (b)	37	99	128	135
Gain on Change in Control of Interests	—	689	776	689
Income Tax Provision	(5,354)	(162)	(5,263)	(86)

Loss from Continuing Operations	(12,811)	(3,353)	(17,683)	(10,269)

Discontinued Operations:
Income Attributable to Discontinued Operations	1,059	1,254	787	490
Gain on Sale of Real Estate	1,386	3,537	7,585	7,341
Provision for Income Taxes Allocable to Discontinued Operations	—	(1,532)	—	(2,039)

Income from Discontinued Operations	2,445	3,259	8,372	5,792

Loss Before Gain on Sale of Real Estate	(10,366)	(94)	(9,311)	(4,477)

Gain on Sale of Real Estate	—	—	—	—
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	—	—	—	—

Net Loss	(10,366)	(94)	(9,311)	(4,477)

Net Loss Attributable to the Noncontrolling Interest	838	290	1,045	943

Net (Loss) Income Attributable to First Industrial Realty Trust, Inc.	(9,528)	196	(8,266)	(3,534)

Preferred Dividends	(4,798)	(4,947)	(9,560)	(9,874)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(14,326)	$(4,751)	$(17,826)	$(13,408)

RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (c) AND FAD (c)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$(14,326)	$(4,751)	$(17,826)	$(13,408)

Depreciation and Amortization of Real Estate	29,970	27,930	62,431	54,812
Depreciation and Amortization of Real Estate Included in Discontinued Operations	186	604	494	1,737
Impairment of Depreciated Real Estate	—	544	(165)	(1,406)
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	564	1,411	3,057
Noncontrolling Interest	(838)	(290)	(1,045)	(943)
Depreciation and Amortization of Real Estate from Joint Ventures (b)	82	157	172	345
Gain on Change in Control of Interests	—	(689)	(776)	(689)
Non-NAREIT Compliant Gain	(1,386)	(3,537)	(7,585)	(7,341)
Non-NAREIT Compliant Gain from Joint Ventures (b)	(1)	(87)	(57)	(87)

Funds From Operations (NAREIT) (“FFO”) (c)	$13,687	$20,445	$37,054	$36,077

Loss from Retirement of Debt	6,223	3,233	6,222	4,259
Restricted Stock Amortization	1,299	1,081	2,398	1,726
Amortization of Deferred Financing Costs	850	1,077	1,725	2,162
Depreciation of Corporate F,F&E	278	352	578	757
Impairment of Undepreciated Real Estate	—	(5,879)	—	(6,474)
Mark-to-Market Loss on Interest Rate Protection Agreements	429	232	305	188
Non-Incremental Capital Expenditures	(13,651)	(12,571)	(23,528)	(22,002)
Straight-Line Rent	(535)	(1,794)	(1,614)	(4,341)

Funds Available for Distribution (“FAD”) (c)	$8,580	$6,176	$23,140	$12,352

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/unit data)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
RECONCILIATION OF NET LOSS AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (c) AND NOI (c)

Net Loss Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$(14,326)	$(4,751)	$(17,826)	$(13,408)

Interest Expense	21,172	25,746	43,865	52,485
Interest Expense Included in Discontinued Operations	—	—	—	63
Restructuring Costs	—	393	—	1,553
Depreciation and Amortization of Real Estate	29,970	27,930	62,431	54,812
Depreciation and Amortization of Real Estate Included in Discontinued Operations	186	604	494	1,737
Impairment of Depreciated Real Estate	—	544	(165)	(1,406)
Impairment of Depreciated Real Estate Included in Discontinued Operations	—	564	1,411	3,057
Impairment of Undepreciated Real Estate	—	(5,879)	—	(6,474)
Preferred Dividends	4,798	4,947	9,560	9,874
Provision for Income Taxes	5,354	1,694	5,263	2,125
Noncontrolling Interest	(838)	(290)	(1,045)	(943)
Loss from Retirement of Debt	6,223	3,233	6,222	4,259
Amortization of Deferred Financing Costs	850	1,077	1,725	2,162
Depreciation of Corporate F,F&E	278	352	578	757
Depreciation and Amortization of Real Estate from Joint Ventures (b)	82	157	172	345
Gain on Change in Control of Interests	—	(689)	(776)	(689)
Non-NAREIT Compliant Gain	(1,386)	(3,537)	(7,585)	(7,341)
Non-NAREIT Compliant Gain from Joint Ventures (b)	(1)	(87)	(57)	(87)

EBITDA (c)	$52,362	$52,008	$104,267	$102,881

General and Administrative	5,954	4,768	11,571	10,037
Mark-to-Market Loss on Interest Rate Protection Agreements	429	232	305	188
FFO of Joint Ventures (c)	(186)	(446)	(387)	(980)

Net Operating Income (“NOI”) (c)	$58,559	$56,562	$115,756	$112,126

RECONCILIATION OF GAIN ON SALE OF REAL ESTATE TO NAREIT COMPLIANT ECONOMIC GAIN (c)

Gain on Sale of Real Estate	$—	$—	$—	$—
Gain on Sale of Real Estate included in Discontinued Operations	1,386	3,537	7,585	7,341
Non-NAREIT Compliant Gain	(1,386)	(3,537)	(7,585)	(7,341)

NAREIT Compliant Economic Gain (c)	$—	$—	$—	$—

Weighted Avg. Number of Shares/Units Outstanding - Basic/Diluted (a)	93,106	85,029	92,458	80,540
Weighted Avg. Number of Shares Outstanding - Basic/Diluted (a)	87,981	79,727	87,278	75,028

Per Share/Unit Data:
FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$13,687	$20,445	$37,054	$36,077
- Basic/Diluted (a)	$0.15	$0.24	$0.40	$0.45

Loss from Continuing Operations, including Gain on Sale of Real Estate, Net of Income Tax	$(12,811)	$(3,353)	$(17,683)	$(10,269)
Add: Noncontrolling Interest Allocable to Continuing Operations and Gain on Sale of Real Estate	971	491	1,510	1,324
Less: Preferred Dividends	(4,798)	(4,947)	(9,560)	(9,874)

Loss from Continuing Operations Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(16,638)	$(7,809)	$(25,733)	$(18,819)
- Basic/Diluted (a)	$(0.19)	$(0.10)	$(0.29)	$(0.25)

Net Loss Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$(14,326)	$(4,751)	$(17,826)	$(13,408)
- Basic/Diluted (a)	$(0.16)	$(0.06)	$(0.20)	$(0.18)

Balance Sheet Data (end of period):
Real Estate Before Accumulated Depreciation	$3,105,792	$2,734,114
Real Estate and Other Held For Sale, Net	44,023	312,211
Total Assets	2,671,180	2,735,741
Debt	1,482,319	1,549,191
Total Liabilities	1,594,368	1,651,809
Total Equity	$1,076,812	$1,083,932

a) In accordance with GAAP, the diluted weighted average number of shares/units outstanding and the diluted weighted average number of shares outstanding are the same as the basic weighted average number of shares/units outstanding and the basic weighted average number of shares outstanding, respectively, for periods in which continuing operations is a loss, as the dilutive effect of stock options and restricted units would be antidilutive to the loss from continuing operations per share. The Company has conformed with the GAAP computation of diluted common shares in computing per share amounts for items included on the Statement of Operations, including FFO and FAD.

GAAP requires unvested equity based compensation awards that have nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) to be included in the two class method of the computation of EPS. For the three and six months ended June 30, 2012 and June 30, 2011, there was no impact on basic and diluted EPS as participating security holders are not obligated to share in losses. The Company conforms the calculation of FFO and FAD with the calculation of EPS.

b) Represents the Company’s pro rata share of net income (loss), depreciation and amortization on real estate and Non-NAREIT compliant gain (loss).

c) Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and funds available for distribution (“FAD”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and FAD, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. FAD provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and FAD are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

From January 1, 2009 until September 30, 2011, the Company calculated FFO to be equal to net income (loss) available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and amortization on real estate less non-NAREIT compliant gain (loss) in accordance with NAREIT’s definition of FFO. In the fourth quarter of 2011, NAREIT modified its definition of FFO to exclude impairment write downs of depreciable real estate from FFO. Beginning in the fourth quarter of 2011, the Company adopted NAREIT’s updated FFO definition. The Company restated FFO for the three and six months ended June 30, 2011 in accordance with NAREIT’s updated FFO definition. The impact of this change was to increase FFO by $1,108 or $0.01 per share for the three months ended June 30, 2011 and increase FFO by $1,651 or $0.02 per share for the six months ended June 30, 2011.

NOI is defined as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations.

EBITDA is defined as NOI plus the equity in FFO of the Company’s joint ventures, which are accounted for under the equity method of accounting, plus or minus NAREIT compliant economic gain (loss), plus or minus mark-to-market gain or loss on interest rate protection agreements, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

FAD is defined as EBITDA minus GAAP interest expense, minus restructuring costs, minus preferred stock dividends, minus straight-line rental income, minus provision for income taxes or plus benefit for income taxes, minus or plus mark-to-market gain or loss on interest rate protection agreements, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and FAD do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and FAD should not be considered as substitutes for net income (loss) available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and FAD as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, the Company considers cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of its operating performance. Same store properties, for the period beginning January 1, 2012, include all properties owned prior to January 1, 2011 and held as an operating property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2011 (the “Same Store Pool”). The Company defines SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended June 30, 2012 and June 30, 2011, NOI was $58,559 and $56,562, respectively; NOI of properties not in the Same Store Pool was $142 and $159, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $465 and $1,656, respectively. The Company excludes straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because the Company believes it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the Company believes that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income (loss) as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, the Company’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.